UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2007

Encysive Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-796-8822

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2007, Encysive Pharmaceuticals Inc. (the "Company" or "Encysive") entered into retention agreements with the approximately 65 members of its U.S. workforce who will remain with the Company following the restructuring, including its named executive officers. The costs related to these retention bonuses were included in the estimated restructuring costs for 2007 of approximately $15 million previously disclosed by the Company.

These agreements provide for the payment of retention bonuses to the selected employees that remain employed with by the Company for the applicable retention periods. Subject to certain conditions, including the continued employment of the selected employees by the Company through December 31, 2007 (the "Initial Retention Period"), an initial retention bonus, which will be equal to six months of the employee’s annual base salary, will be payable to the selected employees in two equal installments on each of September 30, 2007 and December 31, 2007. Following the Initial Retention Period, unless the Company provides the selected employees with written notice at least 30 days prior to the end of the Initial Retention Period or any Extension Period (as defined below), the agreements will automatically renew for additional successive two-month periods (each an "Extension Period"). Subject to certain conditions, including continued employment of the selected employees by the Company through the end of each Extension Period, an extra retention bonus, which will be equal to two months of the employee’s annual base salary, will be payable to the selected employees on the next business day immediately following the last day of the each Extension Period. The foregoing description of the retention agreements is qualified in its entirety by reference to the form of Retention Agreement for selected employees, including the named executive officers, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

On July 9, 2007, the Company announced the resignation of Gordon H. Busenbark, the Company’s Chief Financial Officer, effective July 13, 2007. The Company expects to announce its plans regarding the CFO position over the next several weeks.

As a result of Mr. Busenbark’s departure, Richard A. Goeggel, age 55, the Company’s Treasurer will become the Company’s principal accounting officer effective upon Mr. Busenbark’s termination. Mr. Goeggel joined the Company in 2001 as Controller and was appointed the Corporate Treasurer in 2006. In March 2007, Mr. Goeggel accepted the additional duties as the Company’s European Finance Director. Mr. Goeggel holds an A.B. in Economics as well as an M.B.A. in Accounting and Finance from Cornell University. He is also a certified public accountant.

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are: our ability to retain key personnel; our ability to execute our revised strategic plan and the impact of reducing our workforce on our strategic plan; the actual costs incurred in our restructuring, as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encysive Pharmaceuticals Inc.

July 9, 2007	By:	/s/ Paul S. Manierre

Name: Paul S. Manierre
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Retention Agreement for Remaining Employees, including Named Executive Officers.